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                                                             Exhibit 4(ii)(g)(a)

                   RESOLUTIONS OF THE DEBT PRICING COMMITTEE

                         OF THE BOARD OF DIRECTORS OF
                      UNITED DOMINION REALTY TRUST, INC.
                     ADOPTED BY UNANIMOUS WRITTEN CONSENT

     The undersigned members of the Debt Pricing Committee established by the resolutions adopted February 22, 2000 (the "Resolutions") of the Board of Directors of United Dominion Realty Trust, Inc. (the "Company"), by and in accordance with the authority granted to the Debt Pricing Committee in the Resolutions, do hereby adopt, by unanimous written consent, the following resolutions, terms used and not otherwise defined herein being defined in the Resolutions and in the Indenture (as defined below):

     WHEREAS, the Debt Pricing Committee has determined to designate a series of Securities, which are herein referred to as the "Notes" pursuant to the Indenture dated as of November 1, 1995 (the "Indenture"), from the Company to First Union National Bank, as Trustee (the "Trustee"); and

     WHEREAS, the Debt Pricing Committee has determined to offer and sell the Notes to Banc of America Securities LLC, First Union Securities, Inc., Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), pursuant to an underwriting agreement between the Company, the Operating Entities (as defined in the Underwriting Agreement) and the Underwriters and a related pricing agreement between the Company, the Operating Entities and the Underwriters (together, the "Underwriting Agreement") for reoffering by the Underwriters to the public.

     NOW THEREFORE BE IT RESOLVED, that in accordance with Section 301 of the Indenture, the following terms of the Notes are hereby established (terms not defined in these resolutions having the definitions specified in the Indenture):

          1. The Notes shall constitute a series of Securities having the title "8.625% Notes Due 2003."

          2. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306 or 906 of the Indenture) shall be $100,000,000. Notwithstanding the foregoing, this series of Securities may be reopened, without the consent of the Holders, for issuances of additional Notes so long as any such additional Notes carry the same rights to accrued and unpaid interest, and otherwise have the same terms and provisions and are in substantially the same form, as the Notes then outstanding.
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          3.  The entire outstanding principal of the Notes shall be payable on
     March 15, 2003.

          4. The rate at which the Notes shall bear interest shall be 8.625% per annum; the date from which such interest shall accrue shall be March 3, 2000 or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest will be payable shall be March 15 and September 15 of each year, commencing September 15, 2000; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the March 1 or September 1 next preceding an Interest Payment Date; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

          5. The Borough of Manhattan, The City of New York, Charlotte, North Carolina, and Richmond, Virginia, are each designated as a Place of Payment for the Notes; the office or agency of the Company where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, shall initially be (i)in the Borough of Manhattan, The City of New York, the office of the Trustee at 40 Broad Street, Suite 55, New York, New York 10004 and (ii) in Charlotte, North Carolina, the Corporate Trust Operations Office of the Trustee at 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina 28262-1153, and (iii) in Richmond, Virginia, the Corporate Trust Office of the Trustee at 800 East Main Street, Lower Mezzanine, Richmond, Virginia 23219. The Trustee is hereby appointed as initial Paying Agent, transfer agent and Securities Registrar for the Notes.

          6. The Notes shall not be subject to redemption at the option of the Company or subject to redemption at the option of the Holders and will not be subject to any mandatory sinking fund requirements.

          7. Neither payments of principal of nor interest on the Notes shall be determined with reference to an index, formula or other similar method.

          8. Neither principal of nor interest on the Notes shall be payable in a currency other than that in which they are denominated.

          9. The Notes shall be issuable only as Registered Securities in permanent global form (without coupons) and will be issued in denominations of $1,000 and integral multiples thereof. Beneficial owners of interests in the permanent global Note may exchange such interests for definitive certificated Notes registered in a name other than that of the Depository or its nominee only in the manner provided in Section 305 of the Indenture. DTC shall be the depository with respect to the permanent global Note Due 2000. The form of such permanent global Note attached hereto as Exhibit A is hereby approved, with such changes therein as the officer executing the same on behalf of the Company shall approve, such approval to be conclusively evidenced by the execution thereof. In the event that the Notes in definitive certificated form are issued under the circumstances contemplated by Section 305 of the Indenture, such Notes shall be in

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     substantially the same form as the permanent global Note Due 2000, except they shall not bear the legend set forth on Exhibit A and shall have such further changes as may be approved by any officer of the Company executing such certificates on behalf of the Company, such approval to be conclusively evidenced by such execution.

          10. Except as provided in Section 307 of the Indenture with respect to Defaulted Interest, interest on any Note shall be payable only to the Person in whose name that Note (or one or more Predecessor Securities thereof) is registered at the close of business on the Regular Record Date for such interest.

          11. Sections 1402 and 1403 of the Indenture shall be applicable to the Notes.

          12.  The Company shall not pay Additional Amounts as contemplated by
     Section 1011 of the Indenture on the Notes.

     RESOLVED, that the Notes shall be sold to the Underwriters at a price equal to 99.526% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, and the initial public offering price of the Notes shall be 99.876% of the principal amount thereof plus any accrued and unpaid interest thereon, if any; and further

     RESOLVED, that, on behalf of the Company, in its own right, as general partner of United Dominion Realty, L.P. (the "Operating Partnership"), and as sole member of UDRT of North Carolina, L.L.C. ("North Carolina"), this Committee hereby approves the Underwriting Agreement, substantially in the form presented to this Committee in connection with the adoption of these resolutions; and further

     RESOLVED, that each of the Chairman, President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Senior Vice President of Finance and the Senior Vice President, Secretary and General Counsel is authorized, in the name and on behalf of the Company, in its own right, and, where appropriate, as general partner of the Operating Partnership and as sole member of North Carolina, and (in the case of the certificates evidencing the Notes) under its corporate seal attested by its Secretary or an Assistant Secretary, to execute and deliver the Notes and the Underwriting Agreement, substantially in the respective forms approved hereby, with such changes as shall have been approved by the executing officer, such approval to be conclusively evidenced by the execution (by manual or facsimile signature) thereof by the executing officer), provided that any such change shall be consistent with all determinations made by the Debt Pricing Committee in these resolutions; and further

     RESOLVED, that the form, terms and provisions of the Indenture, and the execution and delivery thereof by the officers of the Company who signed and attested the Indenture, be, and the same hereby are, ratified, confirmed and approved in all respects; and further

     RESOLVED, that all officers of the Company are, and each of them acting singly is hereby authorized, in the name and on behalf of the Company, to make, execute and deliver or cause to be made, executed and delivered, and to evidence the approval of the Board of Directors and this Debt Pricing Committee of, all such officers' certificates, depository agreements, letters of representation or other agreements or arrangements necessary or appropriate in connection with the administration of any book-entry arrangements for the Notes and such other agreements,

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undertakings, documents or instruments, and to perform all such acts and make all such payments, as may, in the judgment of any such officer, be necessary, appropriate or desirable to effectuate the purpose of these resolutions, including the performance of the obligations of the Company under the Indenture, the Notes and the Registration Statement, and the obligations of the Company, the Operating Partnership and North Carolina under the Underwriting Agreement or any other agreement, undertaking, document or instrument referred to herein or therein; and further

     RESOLVED, that and any and all action heretofore taken by the officers of the Company pursuant to the authority conferred by the preceding resolutions and consistent therewith is ratified, approved and confirmed.

     The foregoing resolutions are effective as of February 29, 2000. The undersigned waive any and all notice requirements with respect to the actions taken hereby.


March __, 2000                            ____________________________________
                                          John P. McCann

March __, 2000                            ____________________________________
                                          A. William Hamill

March __, 2000                            ____________________________________
                                          Kevin W. Walsh

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                                                                       EXHIBIT A

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                      PRINCIPAL AMOUNT
No.:R1                                                              $100,000,000

CUSIP No.: 910197AG7

                      UNITED DOMINION REALTY TRUST, INC.
                             8.625% NOTE DUE 2003

     UNITED DOMINION REALTY TRUST, INC., a Virginia corporation (hereinafter called the "Company," which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of ONE HUNDRED MILLION DOLLARS on March 15, 2003, and to pay interest on the outstanding principal amount thereon from March 3, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing September 15, 2000, at the rate of 8.625% per annum, until the entire principal amount hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of Richmond, State of Virginia, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may

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be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register kept for the Notes pursuant to Section 305 of the Indenture (the "Note Register") or (ii) transfer to an account of the Person entitled thereto located inside the United States.

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1995 (herein called the "Indenture"), between the Company and First Union National Bank (formerly First Union National Bank of Virginia) (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is one of the series designated as the "8.625% Notes Due 2003," initially limited in aggregate principal amount to $100,000,000.

     This Note is not redeemable at the option of the Company.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and

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their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Notes (the "Note Registrar") duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such or, against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder thereof and as part of the consideration for the issue of the Notes.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF VIRGINIA.

                                       7
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     Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal this 3rd day of March, 2000.

                              UNITED DOMINION REALTY TRUST, INC.



                              By:__________________________________________
                                    Name: Kevin W. Walsh
                                    Title: Senior Vice President of Finance
[SEAL]

Attest:


By:_________________________________
     Name: Katheryn E. Surface
     Title: Senior Vice President and Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

     This is one of the Notes of the series designated "8.625% Notes Due 2003" pursuant to the within-mentioned Indenture.


FIRST UNION NATIONAL BANK,
  as Trustee


By:_________________________________
     Authorized Signatory

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                                ASSIGNMENT FORM

                  FOR VALUE RECEIVED, the undersigned hereby
                       sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE
_______________________________

_______________________________.................................................

 ................................................................................

 ................................................................................

 ................................................................................
             (Please Print or Typewrite Name and Address including
                             Zip Code of Assignee)

 ................................................................................
the within Note of United Dominion Realty Trust, Inc., and irrevocably constitutes and appoints


 ................................................................................
Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises.


Dated: . . . . .                  ..............................................

                                  .............................................




NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

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